COACHMEN INDUSTRIES, INC.
2831 Dexter Drive • P.O. Box 3300 • Elkhart, Indiana 46514 • 574/266-2500 • Fax 574/266-2559

NEWS RELEASE

For immediate release Monday, April 27, 2009

COACHMEN INDUSTRIES, INC. ANNOUNCES NET PROFIT BUT LOSS FROM CONTINUING OPERATIONS

Elkhart, IN - Coachmen Industries, Inc. (OTC:COHM.PK), a premier systems-built construction company and manufacturer of specialty vehicles, today announced its financial results for the first quarter ended March 31, 2009.

“According to the U.S. Census Bureau, single family housing starts for the quarter were down 51.7% nationwide versus the same quarter in 2008, on the heels of a decline of a 40.5% for the full year 2008,” commented Richard M. Lavers, President and Chief Executive Officer.  “The Housing Group delivered fewer single family homes than planned in these deteriorating market conditions and did not have a major military project to buoy our business during the quarter.  As a result, despite reductions in force, temporary shutdowns and other cost-cutting measures, the Housing Group posted a larger-than-anticipated loss for the quarter.  We have redoubled our efforts in pursuing major project opportunities, particularly in the military construction arena, and have taken actions to reduce our operating costs during this incredibly challenging period.

“However, we did post a profit for the quarter due to the booking of our settlement of the Kemlite RV sidewall matter with Crane Composites.  Further, we established a new financing partnership with Lake City Bank,” stated Mr. Lavers.  “These are significant steps toward resolving the severe liquidity problems which have plagued the Company since last winter, when Coachmen's then-principal lender terminated our credit facility.  Nonetheless, we cannot be overly sanguine, as we have immediate cash requirements while the funds from the settlement will not be available until later next month.”

Net sales from continuing operations for the first quarter were $11.3 million compared to $30.8 million reported for the same period in 2008. Gross profit for the quarter decreased to a loss of ($2.1) million, or (18.4%) of revenues, from a profit of $5.5 million, or 17.9% of revenues, for the first quarter of 2008. The Company reported a net loss from continuing operations of ($6.1) million, or ($0.39) per share, versus a net profit from continuing operations of $1.3 million, or $0.08 per share, in the first quarter of 2008.  Net income, including discontinued operations, was $8.3 million, or $0.53 per share, in the first quarter of 2009, versus a net profit of $1.3 million, or $0.08 per share, in the first quarter of 2008.

Coachmen Industries, Inc. Announces First Quarter Results

April 27, 2009

“While sales of the Spirit of Mobility buses produced for our joint venture, ARBOC Mobility, were relatively modest in the first quarter as we received positive Altoona test reports and Canadian approvals only in January – we expect increasing revenues and contributions from this segment of the business going forward,” stated Lavers.

Coachmen Industries will conduct a conference call to discuss the Company’s financial results at 10:00 a.m. (Eastern Time), Tuesday, April 28, 2009.  Members of the news media, investors and the general public are invited to access a live broadcast of the conference call over the internet at www.earnings.com. The online replay will be available at approximately 12:00 p.m. (Eastern Time) and continue for 30 days.

Coachmen Industries, Inc. is one of America's premier systems-built construction companies under the ALL AMERICAN BUILDING SYSTEMS®, ALL AMERICAN HOMES® and MOD-U-KRAF® brands, as well as a manufacturer of specialty vehicles. Coachmen Industries, Inc. is a publicly held company with stock quoted and traded on the over-the-counter markets under the ticker COHM.PK.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on forward-looking statements, which are inherently uncertain. Actual results may differ materially from that projected or suggested due to certain risks and uncertainties including, but not limited to, liquidity, the ability of the Company to bond major government contracts, availability of working capital, availability of credit to the Company and its customers, the depth and duration of the recession, the ability to produce buses to meet demand, the potential fluctuations in the Company's operating results, price volatility of raw materials used in production, the availability and cost of real estate for residential housing, the supply of existing homes within the company's markets, government regulations, dependence on significant customers within certain product types, consolidation of distribution channels, consumer confidence, uncertainties of matters in litigation, and other risks identified in the Company's SEC filings.

For financial information:
Colleen A. Zuhl
Chief Financial Officer
574-266-2500

For investor information:
James T. Holden
Corporate Secretary and Assistant General Counsel
574-266-2500

Coachmen Industries, Inc. Announces First Quarter Results

April 27, 2009

Coachmen Industries, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2009	2008
Net sales	$11,280	$30,839

Gross profit - $	(2,076)	5,524
Gross profit - %	(18.4)%	17.9%

GS&A - $	4,226	4,277
GS&A - %	37.5%	13.9%

(Gain) loss on sale of assets, net - $	1	(26)
(Gain) loss on sale of assets, net - %	-%	0.1%

Total operating expenses - $	4,227	4,251
Total operating expenses - %	37.5%	13.8%

Operating income (loss) - $	(6,303)	1,273
Operating income (loss) - %	(55.9)%	4.1%

Outside interest expense	865	287
Outside investment income	(247)	(227)
Other income	(801)	(39)
Other (income) expense	(183)	21

Pre-tax income (loss) from continuing operations - $	(6,120)	1,252
Pre-tax income (loss) from continuing operations - %	(54.3)%	4.1%

Tax expense (credit)	-	-

Net income (loss) from continuing operations	(6,120)	1,252

Discontinued operations:
Loss from discontinued RV operations (net of taxes)	(289)	(109)
Income on sale of discontinued RV assets (net of taxes)	-	183
Income from legal settlement (net of taxes of $188)	14,722	-
Income from discontinued operations	14,433	74

Net income	8,313	1,326

Income (loss) per share - Basic & Diluted
Continuing operations	(0.39)	0.08
Discontinued operations	0.92	-
Net income (loss) per share – Basic & Diluted	$0.53	$0.08

Weighted average shares outstanding:
Basic	15,807	15,749
Diluted	15,807	15,758

Coachmen Industries, Inc. Announces First Quarter Results

April 27, 2009

 Coachmen Industries, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2009	2008
Assets	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$2,429	$15,745
Restricted cash	925	1,600
Accounts receivable	2,745	1,837
Inventories	20,197	19,910
Refundable income taxes	1,480	1,559
Prepaid expenses and other	22,834	9,056
Assets held for sale	2,914	2,913
Total current assets	53,524	52,620

Property, plant and equipment, net	30,716	30,922
Cash value of life insurance, net of loans	2,551	4,710
Restricted cash – long term	15,928	17,321
Other	1,825	1,831
TOTAL ASSETS	$104,544	$107,404

Liabilities and Shareholders' Equity
CURRENT LIABILITIES
Short-term borrowings & current portion of LT debt	$3,164	$819
Accounts payable, trade	8,638	11,414
Floor plan notes payable	-	3,096
Accrued income taxes	1,643	1,470
Accrued expenses and other liabilities	23,399	31,127
Total current liabilities	36,844	47,926

Long-term debt	2,171	2,190
Postretirement deferred compensation benefits	3,084	3,104
Deferred income taxes	457	457
Other	911	1,038
Total liabilities	43,467	54,715

Total shareholders' equity	61,077	52,689

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$104,544	$107,404

Coachmen Industries, Inc. Announces First Quarter Results

April 27, 2009

Coachmen Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2009	2008

Net income	$8,313	$1,326
Depreciation	666	1,377
Changes in current assets and liabilities	(25,360)	(19,147)
Net cash used in operating activities	(16,381)	(16,444)

Net cash provided by (used in) investing activities	2,423	(1,768)

Net borrowings	682	19,196
Issuance of stock	(40)	35
Net cash provided by financing activities	642	19,231

Increase (decrease) in cash and cash equivalents	(13,316)	1,019

Beginning of period	15,745	1,549

End of period	$2,429	$2,568

Coachmen Industries, Inc. Announces First Quarter Results

April 27, 2009

Coachmen Industries, Inc. and Subsidiaries
Segment Data – Continuing Operations
(in thousands)
 (Unaudited)

	Three Months Ended March 31,
	2009	2008
Net sales
Specialty Vehicles	$1,071	$-
Housing	10,209	30,839
Other	-	-

Consolidated total	$11,280	$30,839

Gross profit
Specialty Vehicles	$(433)	$(146)
Housing	(1,634)	5,671
Other	(9)	(1)

Consolidated total	$(2,076)	$5,524

Gross profit percentage
Specialty Vehicles	(40.4)%	-%
Housing	(16.0)%	18.4%
Other	n / m %	n / m %

Consolidated total	(18.4)%	17.9%

Operating expenses
Specialty Vehicles	$286	$-
Housing	2,846	4,291
Other	1,095	(40)

Consolidated total	$4,227	$4,251

Operating expenses percentage
Specialty Vehicles	26.7%	n / m %
Housing	27.9%	13.9%
Other	n / m %	n / m %

Consolidated total	37.5%	13.8%

Operating income (loss)
Specialty Vehicles	$(719)	$(146)
Housing	(4,479)	1,380
Other	(1,105)	39

Consolidated total	$(6,303)	$1,273

Pre-tax income (loss) from continuing operations
Specialty Vehicles	$(733)	$(146)
Housing	(4,504)	1,358
Other	(883)	40

Consolidated total	$(6,120)	$1,252